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                                                                  EXHIBIT 10.16

                                                               EXECUTION VERSION


                              CONSULTING AGREEMENT

         THIS CONSULTING AGREEMENT, dated as of January 31. 2003 (this "AGREEMENT"), is entered into by and between Stanford Venture Capital Holdings, Inc., a Delaware corporation (the "CONSULTANT"), and Tangible Asset Galleries, Inc., a Nevada corporation (the "COMPANY")

                                    RECITALS:

         WHEREAS, the Company desires to retain the Consultant to render certain financial consulting and advisory services; and

         WHEREAS, the Consultant is willing to perform such consulting services on the terms and subject to the conditions herein contained.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.       ENGAGEMENT

         The Company hereby engages the Consultant, and the Consultant hereby accepts such engagement, as a consultant to render the consulting services set forth below, as requested by the Company, and in furtherance of the business goals of the Company.

2.       CONSULTANT DUTIES

         a. The Consultant shall, at the request of the Company, provide financial consulting and advisory services with respect to matters including, but not necessarily limited to, the following: (a) possible re-capitalization and reverse stock split; (b) alternative capital structures and additional funding requirements; (c) market makers and financial public relations specialists; and (d) strategic transactions that the Company may consider from time to time.

         b. The Consultant may also provide additional services at the request of the Company upon terms and conditions to be mutually agreed upon by the parties at the time of such additional engagement.

         c. The Consultant agrees to use commercially reasonable efforts to provide the aforesaid consulting services at the direction of the Company and to perform such duties that may be required of the Consultant pursuant to the express and explicit terms of this Agreement to the reasonable satisfaction of the Company.

         d. The Consultant shall not be required to devote a minimum number of hours to the services rendered hereunder.

3.       TERM

         The term of this Agreement during which such consulting services shall be provided hereunder shall commence on April 1, 2003 and continue for a period of three (3) years.

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4.       COMPENSATION

         As compensation for the services to be rendered by the Consultant hereunder, the Company shall pay the Consultant a fee of $60,000 per year, payable quarterly in advance in equal installments of $15,000, with the first such installment due on April 1, 2003. The fee may be paid in cash or common stock at the option of the Company. The Consultant shall also receive or be reimbursed for its reasonable travel and other out-of-pocket expenses directly related to its agreed upon activities in the course of performing its consulting duties. If the Company chooses to pay any portion of the fee in common stock, the per-share value of the common stock issued shall be equal to the lowest of
(i) the average of the closing prices for the Company's common stock for the 20 Trading Days (as defined below) immediately preceding the due date for the relevant installment payment if such stock is publicly traded, (ii) the lowest issuance price for the Company's common stock during the three-month period immediately preceding the due date for the relevant installment payment, or
(iii) a per-share price determined by the Company's Board of Directors in good faith and agreed to by the Consultant. As used herein, "Trading Day" means any business day on which (A) the market on which the Company's common stock trades is open for business and (B) the Company's common stock actually trades on such market. In the event that the Company and the Consultant fail to agree on the per-share price, the Company shall make the relevant installment payment in cash.

5.       CONFIDENTIAL INFORMATION

         a. The Company agrees to promptly provide and fully disclose to the Consultant any and all information regarding the Company which the Consultant deems pertinent to its engagement hereunder.

         b. The Consultant hereby acknowledges that any and all confidential knowledge or information concerning the Company and its affairs obtained by it, its principals, employees and/or contractors in the course of its engagement hereunder will not be disclosed by the Consultant to other persons and entities, including, but not limited to, competitors of the Company, except (1) as required by law, court order or other legal proceeding, or (ii) to authorized employees, officers or directors of the Company or the Consultant or to such persons to whom disclosure is necessary or appropriate in connection with the Consultant's performance of its duties hereunder.

         c. As used herein, confidential knowledge or information means: (a) all information regarding the Company which is not generally available to the public; and (b) all information regarding the Company which was received by the Consultant from a source with confidentiality obligations to the Company.

         d. The covenant of the Consultant under this Section 5 shall not apply to information or knowledge which (i) at the time of disclosure is in the public domain; (ii) after such disclosure, becomes a part of the public domain otherwise than through the Consultant's breach of its obligations under this
Section 5; or (iii) was lawfully in the possession of the Consultant.

6.       CONSULTANT STATUS

         The parties acknowledge. that the Consultant is providing services hereunder as an independent contractor. Accordingly, the Consultant agrees that any taxes associated with the performance of its services hereunder shall be its sole responsibility. The parties further agree that nothing herein shall create a relationship of partners or joint venturers between the Consultant and the Company and, except as otherwise set forth herein, nothing herein shall be deemed to authorize the Consultant to obligate or bind the Company without the prior written consent of the Company in each instance.


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7.       INDEMNIFICATION

         a. The Company shall hold harmless and indemnify the Consultant, its affiliates, and each of the directors, employees, agents, partners, stockholders, and members of the foregoing from and against any and all damages, losses, liabilities, obligations, fees, costs and expenses, including, but not limited to, the payment and advancement of reasonable attorney's fees (including for appellate proceedings) (collectively, the "Indemnified Liabilities"), resulting from, or incurred in connection with any claim made against the Consultant relating to the performance of its duties hereunder.

         b. Notwithstanding the foregoing, the Company shall have no obligation to hold harmless and indemnify the Consultant from claims made against the Consultant which arise out of, or in connection with, the Consultant's gross negligence or willful misconduct in the performance of its duties hereunder,

         c. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

         d. The provision of this Section 7 shall survive termination of this Agreement.

8.       ASSIGNMENT

         The Consultant shall not have the right to assign, sell, pledge, or dispose of in any way this Agreement or its rights and obligations hereunder without, and then only in accordance with, the Company's prior written consent.

9.       TERMINATION OF AGREEMENT

         The termination of this Agreement for any reason, whether initiated by the Consultant or the Company, shall not release the Consultant or the Company, as the case may be, from their respective obligations under this Agreement which by their terms shall continue beyond such termination, including, without limitation, the Consultant's obligations under Section 5 ("Confidential Information") and the Company's obligation under Sections 4 ("Compensation") and 7 ("Indemnification"). Notwithstanding the foregoing, the Company shall no longer be obligated to pay any remaining fees under Section 4 ("Compensation") if the Consultant terminates this Agreement.

10.      ENTIRE AGREEMENT

         This Agreement contains the complete arrangement between the parties with respect to the subject matter hereof. The parties stipulate that neither has made any representation with respect to the subject matter of this Agreement or the execution or delivery hereof or any other representations except such representations as are specifically set forth herein, and each of the parties hereto acknowledges that it has relied on its own judgment in entering into this Agreement.

11.      WAIVER OR AMENDMENT

         No waiver, amendment or modification of this Agreement or any condition or limitation contained herein shall be valid unless in writing and duly executed by the party to be charged therewith and no evidence of any waiver, amendment or modification shall be offered or received in evidence or in any proceeding, arbitration or litigation between the parties hereto arising out of or affecting this Agreement, or the rights or obligations of the parties


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hereunder, unless such waiver or modification is duly executed in writing. The parties further agree that the provisions of this section may not be waived except as set forth herein.

12.      GOVERNING LAW AND JURISDICTION

         This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Florida, without regard to its principles of conflict of laws. Each party consents to the jurisdiction of the federal courts in Florida or the state courts of the State of Florida in connection with any dispute arising under this Agreement or any of the transactions contemplated hereby, and hereby waives, to the maximum extent permitted by law, any objection, including any objections based on FORUM NON CONVENIENS, to the bringing of any such proceeding in such jurisdictions.

13.      VALID OBLIGATION

         This Agreement has been duly authorized, executed, and delivered by the Company and is a legal, valid, and binding obligation of the Company.

14.      WAIVER OF JURY TRIAL

         THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF EITHER PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES ENTERING INTO THIS AGREEMENT.

15.      ATTORNEYS' FEES AND COSTS

         If either party seeks to enforce its rights or remedies hereunder by litigation, arbitration, or otherwise, the prevailing party shall be entitled to reasonable attorneys' fees, expenses, and costs incurred in connection therewith.

16.      COUNTERPARTS

         This Agreement may be executed in separate counterparts, each of which so executed and delivered shall constitute an original, but all such counterparts shall together constitute one and the same instrument.


            (THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.)


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                    [SIGNATURE PAGE TO CONSULTING AGREEMENT]

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the date first above written.

STANFORD VENTURE CAPITAL                     TANGIBLE ASSET GALLERIES, INC.
HOLDINGS, INC.


By: /S/ JAMES DAVIS                          By: /S/ SILVANO DIGENOVA
    --------------------------------             -------------------------------
Name: James M. Davis                         Name: Silvano DiGenova
Title: President                             Title: Chief Executive Officer


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

                                                                  EXHIBIT 10.17


                           INDEPENDENT CONTRACTOR AND
                        PROPRIETARY INFORMATION AGREEMENT

This Agreement dated as of July 1, 2003, is by and between Superior Galleries, Inc., a Delaware corporation, (the "Company"), and Stephen Deeds, Inc., a California corporation, (the "Contractor"), as follows:

1. CONTRACTOR STATUS. The parties agree that Contractor is acting as an independent contractor to assist the Company to manage the Company's public auctions of rare coins. Contractor does not have an employment, joint venture, or partnership relationship with Company, and shall not represent to any third party that Contractor has authority to bind the Company to any contract or commitment other than consignment agreements subject to the approval of the Company.

2. INSTRUCTIONS/CLIENT PROTECTION. Contractor shall have the discretion to decide how he performs any work for the Company. However, Contractor shall not obligate the Company to any price, credit, commission or other terms with clients without the Company's approval, and in addition (a) Contractor shall not make any unfair, deceptive or misleading statements to clients regarding the Company and its products, or (b) omit any material facts so as to make literally true statements deceptive or misleading. Without limiting the generality of the foregoing, Contractor agrees to comply fully with California Business and Professions Code ss.17511 et seq. (the "telephonic seller" law), and 16 C.F.R.ss.310 et seq. (the FTC's Telemarketing Sales Rule) in any transactions with the Company'S actual or prospective customers, and to adhere to the Company's Due Diligence policies as adopted from time to time during the term of this Agreement. Contractor agrees to indemnify the Company for any loss or damage (including attorney's fees) incurred by it as a result of any violation of Contractor's obligations under this Paragraph.

3. TRAINING. Contractor shall not be required to attend any training sessions with Company personnel, and Company relies upon Contractor's prior experience and contacts in the rare coin marketplace.

4. CONTROL/EXPENSES. Contractor acknowledges that his services are not controlled by Company, and that Company's success in business is not dependent upon those services. Company does not require Contractor to work only during fixed hours or at Company's place of business, or to conform strictly to routines, schedules and work patterns established by Company. Rather, Contractor is free to work at his own schedule, and to use such equipment and assisting personnel as he deems necessary (at his own expense). The Company agrees to provide Contractor with leads and marketing support and reimbursement for actual and reasonable out-of-pocket travel and entertainment expenses incurred by Contractor directly in connection with his services for the Company, but Contractor is solely responsible for any office and/or employee expenses connected with his services consumed outside of the personnel and offices that may be made available from time to time by the Company.


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

5. COMPENSATION. Contractor shall be paid compensation as follows: (a) a monthly fee of $19,250, payable in two equal installments on the 15th and 30th of each month hereunder, and (b) a commission equal to five (5.0%) percent through August 31, 2003 and ten percent (10.0%) thereafter of the Company's Net Commissions and Buybacks excluding commissions earned from the sale of Superior owned inventory. For purposes of this Agreement, "Net Commissions and Buybacks" shall be defined as the Company's gross commissions plus buyback fees earned from rare coin auctions minus finder's fees paid by the Company.

6.       TERM/TERMINATION. This Agreement shall continue for a term of twelve
         (12) months. Either party may terminate this Agreement on 60 days' written notice to the other. In the event of termination, each party agrees to pay the other promptly any sums due under this Agreement, and Company specifically agrees that Contractor shall be entitled to commissions in accordance with Paragraph 5 for any auctions taking place within 60 days following the effective date of the termination.

7. NON-DISCLOSURE OF INFORMATION. Contractor acknowledges that the list of Company's customers, as it may exist from time to time, and Company's policies and processes are valuable, special and unique assets of Company's business. Accordingly, Contractor will not, during or after the term of his relationship with Company, disclose the list of Company's customers or any part thereof, or any numismatic policy or process employed by Company, to any other person, firm, corporation or any other entity for any reason or purpose whatsoever.

8. RETURN OF DOCUMENTS AND RECORDS. Contractor agrees that upon termination of this Agreement it shall return to the Company any documents, records, notebooks, computer software or diskettes, and any other repositories of or containing any information obtained in connection with Contractor's relationship with Company, including any and all copies thereof, then in Contractor's possession, whether prepared by Contractor or third parties.

9. NON-SOLICITATION OF CUSTOMERS. Contractor agrees that during the term of this Contract it shall not directly or indirectly solicit or accept, or assist in the solicitation or acceptance of, any business involving the purchase or sale of rare coins from any customer or prospective customer of the Company except in accordance with this Agreement. Contractor further agrees that for a period of one (1) year after the termination of this Agreement, it shall not directly or indirectly solicit or accept, or assist in the solicitation or acceptance of, any business involving the purchase or sale of rare coins from any person who was a customer or prospective customer of the Company at the time of termination, PROVIDED, HOWEVER, that Contractor shall be free to do business with any customer or prospective customer of whom it became aware other than through the Company, or which it generated through its own leads during the term hereof or those customers that the Stephen Deeds, the President of Contractor has had a business relationship prior to July 6, 2001 or those customers common to the rare coin trade.


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

10. NON-INTERFERENCE WITH BUSINESS. The parties mutually agree that during the term of this Agreement and for a period of one (1) year thereafter, neither shall attempt to or disrupt, damage, impair or interfere with the other's business whether by way of interfering with or soliciting its employees, soliciting relationships with independent contractors, agents, representatives, vendors and customers, or otherwise, of the Company.

11. BREACH OF RESTRICTIVE COVENANTS. Violation of any of Paragraphs 7-10 hereof will cause the other party irreparable harm and loss which cannot be reasonably or adequately compensated by damages in an action at law. Accordingly, in the event of a breach or threatened breach by either party of any of the provisions of said paragraphs, the other party shall be entitled to injunctive and other equitable relief to prevent or cure any breach or threatened breach thereof. Notwithstanding the foregoing, the parties shall have other legal remedies as may be appropriate under the circumstances including, but not limited to, recovery of damages occasioned by such breach. In the event that a court of competent jurisdiction determines any of the provisions of Paragraphs 7-10 hereof to be unreasonable in scope, time or geographic reach, that court is hereby authorized by Contractor and the Company to enforce the same in such narrower scope, shorter time or smaller geographic reach as the court determines to be reasonable under all the circumstances.

12. ENTIRE AGREEMENT/AMENDMENT. This Agreement constitutes the entire agreement of the parties with respect to its subject matter and supersedes all prior and contemporaneous agreements and understandings of the parties. This Agreement cannot be modified, waived, assigned, or transferred without the express written consent of both parties.

13. BINDING ON SUCCESSORS/NO ASSIGNMENT. This Agreement is binding upon the parties thereto and their affiliates, subsidiaries, parents, successors, and representatives. This Agreement may not be assigned by either party without the other's express written consent and any purported assignment without consent shall be null and void.

14. SEVERABILITY. If any provision of this Agreement is found invalid or unenforceable, that provision will be enforced to the maximum extent permissible, and the other provisions of this Agreement will remain in force.

15. CALIFORNIA LAW/FORUM. This Agreement shall be construed and enforced in accordance with California law, excluding choice of law rules. Any dispute arising under or relating to this Agreement shall be submitted to arbitration under the Commercial Arbitration Rules of the American Arbitration Association, with venue in Beverly Hills, California, and the parties agree that the prevailing party shall be entitled to an award of its attorney's fees and costs, whether or not those are otherwise recoverable by statute. Judgment on any arbitration award may be entered in any court of competent jurisdiction.

16. AUTHORITY. Those persons executing this Agreement do so with proper authority from their respective principals.

17. COUNTERPARTS. This Agreement may be executed by facsimile or in counterparts, which each shall be deemed an original hereof.


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Superior Galleries, Inc.


By: /S/ PAUL BIBERKRAUT
    -----------------------
Its Chief Financial Officer


Stephen Deeds, Inc.


By: /S/ STEPHEN DEEDS
    ----------------------
Its President


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